SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report:  May 8, 2014
(Date of Earliest Event Reported:  May 2, 2014)

Akorn, Inc.
(Exact Name of Registrant as Specified in its Charter)

Louisiana	001-32360	72-0717400
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1925 W. Field Court, Suite 300
Lake Forest, Illinois  60045
(Address of principal executive offices)

(847) 279-6100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

[ ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the 2014 Annual Meeting of Shareholders of Akorn, Inc. (“Akorn”, or the “Company”), which took place on May 2, 2014 in Lake Forest, Illinois, the Company’s shareholders approved the adoption of the Akorn, Inc. 2014 Stock Option Plan (the “2014 Plan”).  The 2014 Plan replaces the Amended and Restated Akorn, Inc. 2003 Stock Option Plan (the “2003 Plan”), which expired on November 6, 2013.

Under the 2014 Plan, the Company’s board of directors may, at its discretion, grant stock options, restricted shares of common stock, and other various stock-based awards to directors, officers, employees and consultants.  A total of 7,500,000 shares of the Company’s common stock have been reserved for issuance under the 2014 Plan, which total includes 6,816,500 shares that were reserved under the 2003 Plan but were not subject to any outstanding awards, and that were rolled from the 2003 Plan into the 2014 Plan and are available for issuance pursuant to the 2014 Plan.

A description of the 2014 Plan is included as part of Proposal 3 in the Company’s Definitive Proxy Statement that was filed with the Securities and Exchange Commission on April 10, 2014.   The foregoing description is qualified in its entirety by reference to the full text of the 2014 Plan, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. See attached exhibit index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Akorn, Inc.

By:	/s/ Timothy A. Dick
Timothy A. Dick
Chief Financial Officer

Date:  May 8, 2014

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Akorn, Inc. 2014 Stock Option Plan